UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Performance Capital Management, LLC
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the
Consent Solicitation of Members with a Deadline of Friday, February 19, 2010.

Performance Capital Management, LLC
7001 Village Drive, Suite 255, Buena Park, California  90621

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Board of Directors has fixed the close of business on December 31, 2009 as the record date (the “Record Date”) for the determination of Members entitled to receive notice of, and to vote by written consent on the matters presented to the Members.

Please visit the web site http://www.cfpproxy.com/9101 SM, where the following materials are available for viewing and printing:
[NOTE: Members are not required to provide any personal information when accessing the web site.]
•	Notice of Action to Be Taken by Written Consent in Lieu of Special Meeting of Members;
•	Proxy Statement;
•	Written Consent;
•	Annual Report on Form 10-K for the Year Ended December 31, 2008;
•	Quarterly Reports on Form 10-Q for the Periods Ended March 31, June 30, and September 30, 2009; and
•	Any amendments to the foregoing materials that are required to be furnished to Members.

If you want to receive a paper or electronic copy of any or all of the proxy materials at no charge, please make your request by one of the following means on or before Wednesday, February 17, 2010 to facilitate timely delivery:
•	Call David Caldwell, Chief Operations Officer at 1-714-736-3790 or toll-free at 1-800-757-7700; or
•	Fax your request to us: Member Relations at 1-714-736-3733; or
•	Send us an email with your request to: members@pcmllc.us.

To vote:
Go to the following web site http://www.cfpproxy.com/9101 SM to view and print a copy of the Consent. Mark, sign and date the Consent and return it to the Company on or before Friday, February 19, 2010 by:

	(1)	mailing it to Mr. David Caldwell, Performance Capital Management, LLC, 7001 Village Drive, Suite 255, Buena Park, California 90621; or
	(2)	scanning and sending it by email to: members@pcmllc.us; or
	(3)	faxing it to the attention of Mr. David Caldwell at 1-714-736-3733.
[You may not use this Notice to vote.]

Deadline Information: The Deadline for submitting your Consent is Friday, February 19, 2010, at 5:00 p.m. (Pacific Time). Please call us toll-free at 1-800-757-7700 or 1-714-736-3790 if you would like more information about the deadline.

PROPOSAL TO BE CONSIDERED

To approve and ratify the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, in the form attached to the Proxy Statement as Appendix A.

[Management recommends a vote “FOR” the Proposal.]